SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

_______________________

MISSISSIPPI CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-12217 (Commission File Number)	64-0292638 (I.R.S. Employer Identification Number)
3622 Highway 49 East Yazoo City, Mississippi (Address of principal executive offices)		39194 (Zip code)

Registrant's telephone number, including area code: (662) 746-4131

Not Applicable
(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

     Monthly Operating Report for May 15 through May 31, 2003.

          On May 15, 2003, Mississippi Chemical Corporation and its domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Mississippi. In connection with such filing, the Debtors are required to file monthly operating reports with the United States Trustee and the Bankruptcy Court. Attached hereto as Exhibit 99 is the monthly operating report for the period from May 15, 2003, through May 31, 2003.

     Production Changes at Mississippi Potash, Inc.

          On July 14, 2003, Mississippi Potash, Inc., a wholly owned subsidiary of Mississippi Chemical Corporation, advised its furloughed employees at its West and North facilities that those facilities would resume production on July 21, 2003. Mississippi Potash's East facility remains idled as previously disclosed, and Mississippi Potash continues to monitor the market conditions that effect this facility.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number	Description
99	Monthly Operating Report for the period from May 15 through May 31, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                         MISSISSIPPI CHEMICAL CORPORATION

                                                                         By: /s/ Timothy A. Dawson
                                                                         Name: Timothy A. Dawson
                                                                        Title: Senior Vice President and Chief Financial Officer

Date: July 15, 2003

EXHIBIT INDEX

Exhibit Number	Description
99	Monthly Operating Report for the period from May 15 through May 31, 2003